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                                                                  Exhibit 5.1

                                January 18, 2005

CITGO Petroleum Corporation
1293 Eldridge Parkway
Houston, TX 77077

            Re:   $250,000,000 6% Senior Notes Due 2011

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by CITGO Petroleum Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $250,000,000 principal amount of the Company's 6% Senior Notes Due 2011 (the "Exchange Notes"), which are to be offered in exchange for an equivalent principal amount of presently outstanding 6% Senior Notes Due 2011 (the "Outstanding Notes"), all as more fully described in the Registration Statement. The Exchange Notes will be issued under the Company's Indenture, dated as of October 22, 2004 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

      We are familiar with the proceedings to date with respect to the proposed issuance of the Exchange Notes contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us. In addition, we have assumed that there will be no change in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

      Based on the foregoing, we are of the opinion that:

            1. The Company is a corporation duly incorporated and validly existing under the laws of the state of Delaware.

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SIDLEY AUSTIN BROWN & WOOD LLP                                           CHICAGO

CITGO Petroleum Corporation
January 18, 2005
Page 2

            2. The Company has corporate power to execute and deliver the Indenture and to authorize and issue the Exchange Notes in exchange for the Outstanding Notes.

            3. Upon effectiveness of the Registration Statement under the Securities Act, qualification of the Indenture under the Trust Indenture Act of 1939, as amended, execution of the Exchange Notes by the proper officers of the Company, authentication thereof by the Trustee in accordance with the provisions of the Indenture and receipt of the Outstanding Notes, the Exchange Notes will be duly authorized and issued by the Company and will constitute the legal, valid and binding obligations of the Company except that (x) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and
      (iii) inconsistency with or contravention of public policy with respect to any indemnification or contribution provision, and (y) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the exchange of the Exchange Notes, as contemplated by the Registration Statement. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                            Very truly yours,

                                            /s/ Sidley Austin Brown & Wood LLP